Cova Financial Services Life Insurance Company

Send application and check to:
Cova Financial Services Life Insurance Company
P. O. Box 10366
Des Moines, Iowa 50306-9989

        FLEXIBLE PURCHASE PAYMENT VARIABLE AND FIXED ANNUITY APPLICATION


  1. OWNER (Correspondence is sent to the Owner.)

     Name____________________________________________________________________
                       (First)            (Middle)         (Last)
     Address_________________________________________________________________
                                           (Street)
    _________________________________________________________________________
                         (City)                    (State)        (Zip)
     Sex  o M  o F       Phone (_______)_____________________________________

     Birthdate____________________/______________/___________________________
                       (Month)              (Day)              (Year)
     Social Security Number__________________________________________________

Joint Owners must be spouses. Use Special Requests Section to name other Joint Owner. If Joint Owners are named, upon the death of either Joint Owner, the surviving spouse will be the beneficiary. If you wish to override the provisions of the contract and any endorsement, both Joint Owners must initial here.

__________________________  ________________________
  Joint Owner's Initials      Joint Owner's Initials


  2. ANNUITANT (Complete only if different than Owner.)
     Name____________________________________________________________________
                       (First)            (Middle)         (Last)

     Address_________________________________________________________________
                       (Street)       (City)        (State)      (Zip)
Birthdate_______/______/______   Sex  o M  o F
            (Month)  (Day)  (Year)

Social
Security No.________________________________________

Phone (_______)_____________________________________

3.   BENEFICIARY

     (Show full name(s), relationship(s), Social Security number(s), percentage each is to receive and address. Use Special Requests Section if additional space is needed.)

Primary ____________________________________________
Primary ____________________________________________
____________________________________________________
____________________________________________________
Contingent__________________________________________
____________________________________________________

  4. PURCHASE PAYMENT ALLOCATION
     Initial Purchase
     Payment
     $______________________

     Must be whole percentages with a minimum of 10% in any Account or Portfolio. Unless otherwise directed, subsequent purchase payments will be allocated as shown. Total Allocation must equal 100%.

____% General Account

J.P. Morgan Investment Management Inc.
____% Select Equity Portfolio
____% Small Cap Stock Portfolio
____% Large Cap Stock Portfolio
____% International Equity Portfolio
____% Quality Bond Portfolio

Lord, Abbett & Co.
____% Growth & Income Portfolio
____% Bond Debenture Portfolio
____% Mid-Cap Value Portfolio
____% Large Cap Research Portfolio
____% Developing Growth Portfolio

Conning Asset Management Company
____% Money Market Portfolio

5.   TYPE OF PLAN Check One
   o Non-Qualified
   o Qualified - Not available in all states.
       o 401(a)
       o Roth Conversion IRA
         Date Established_________________________
         Cost Basis $_____________________________
       o Roth Contributory IRA
         Date Established_________________________
         Cost Basis $_____________________________
       o Custodial Owned IRA
         o Traditional IRA
         o Roth Conversion IRA
       o 408 IRA Transfer
       o 403(b) TSA Rollover -

          I acknowledge that I understand the withdrawal restrictions under Internal Revenue Code Section 403(b)(11) on contributions and earnings and have received a prospectus explaining the restrictions. I understand the other investment alternatives available under the employer's 403(b) arrangement to which I may elect to transfer my contract value.

6.   SPECIAL REQUESTS

7.   TRANSFER AUTHORIZATIONS

     I/We acknowledge that neither Cova Financial Services Life Insurance Company (Cova) nor any person authorized by Cova will be responsible for any claim, loss, liability or expense in connection with a telephone transfer if Cova or such other person acted on telephone transfer instructions in good faith in reliance on this authorization. Check here if you wish to authorize telephone transfer instructions. o Check here if you wish to authorize your Registered Representative/Agent to make transfers. o


8. DOLLAR COST AVERAGING TRANSFERS - I authorize Dollar Cost Averaging Transfers of $______________ to be transferred each month ($500 minimum) from the Conning Money Market Portfolio or the General Account ($6,000 minimum required in the Conning Money Market Portfolio or the General Account or amount needed to complete all transfers.)

     FROM                    TO
     Check One               J.P. Morgan Investment Management Inc.
     o Conning Money         _______%   Select Equity Portfolio
        Market Portfolio     _______%   Small Cap Stock Portfolio
     o General               _______%   Large Cap Stock Portfolio
        Account              _______%   International Equity Portfolio
                             _______%   Quality Bond Portfolio
     I authorize transfers to be made for:
     o 12 months  o 24 months       o 36 months      o 48 months
     o 60 months  Other ______ months
     Dollar Cost Averaging Transfers and Rebalancing Transfers are not available simultaneously.

9. AUTOMATIC WITHDRAWALS - I authorize automatic monthly withdrawals of $___________________ to be made on the (check one) o 1st or o 15th day of the month. Total monthly withdrawals cannot exceed 10% of purchase payments in any 12 month period.________I understand that Automatic Withdrawals are available only if I am over age 59 1/2.

     FEDERAL AND STATE INCOME TAX WITHHOLDING
     Check one:    o  I elect to have Federal Income Tax withheld from these distributions.
                   o  I elect NOT to have Federal Income Tax withheld from these distributions.
     Note:  Even if you elect not to have Federal  Income Tax  withheld  from a  distribution,  you are liable for payment  of Federal  Income  Tax on the  taxable  portion  of your  contract.  You may also be subject to tax penalties  under the estimated tax payment rules if your payments of estimated tax and  withholding,  if any, are not adequate. If applicable,  a State Income Tax election will be made as elected above for Federal Income
     Tax withholding.

10. REBALANCING TRANSFERS - I authorize Rebalancing Transfers to be made in the applicable percentages elected in the Purchase Payment Allocation section. Rebalancing transfers are not made to or from the General Account. Transfers are to be made: o quarterly o semi-annually o annually. Dollar Cost Averaging Transfers and Rebalancing Transfers are not available simultaneously.

11. ANNUITY OPTION - If no Annuity Option is specified, the Life Annuity with 10 years Guaranteed Option will be automatically applied.

--------------------------------------------------------------------------------
Indicate Annuity Option

12. ANNUITY DATE - The Annuity Date must always be on the first day of a calendar month and must be at least one month after the Issue Date. The Annuity Date may not be later than the first day of the calendar month following the later of: 1) the Annuitant's 85th birthday; or 2) the tenth Contract Anniversary.

--------------------------------------------------------------------------------
Indicate Annuity Date

13.  Will the annuity  applied for replace or change any existing life insurance
     or annuity? o Yes    No

14.  ALLOCATION DURING FREE LOOK PERIOD

     Under certain circumstances, as described in the accompanying Prospectus, the initial purchase payment will be allocated to the Conning Money Market Portfolio until the expiration of the Free Look period. Thereafter, the purchase payments will be allocated as directed in the Purchase Payment Allocation Section.

15.  CONSENT FOR ELECTRONIC DELIVERY

     I (we) consent to the delivery of the following documents in electronic format to be effective until I (we) revoke this consent. (Check applicable box(es).

     o Prospectuses and prospectus supplements   o Sales literature
     o Annual and Semi-Annual Reports            o Proxy Statements/materials

16. ACKNOWLEDGEMENT AND AUTHORIZATION - I (We) agree that the above information and statements and those made on the reverse side are true and correct to the best of my (our) knowledge and belief and are made as the basis of my
     (our) application. I (We) acknowledge receipt of the current prospectus(es) of Cova Variable Annuity Account One, Cova Series Trust and Lord Abbett Series Fund, Inc. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

____________________________________________________
(Signature of Owner(s). Annuitant unless otherwise noted)

____________________________________________________
    (Signature of Annuitant if other than Owner)

Signed at __________________________________________
                       (City)       (State)

Date________________________________________________


17. AGENT'S REPORT Will the annuity replace or change any existing life insurance or annuity?

     o No     o Yes (Indicate type and cost basis information.)
     Type           Cost Basis
     o Life         Pre-TEFRA       $___________________  $__________________
                                         (Cost Basis)             (Gain)
     o Annuity      Post-TEFRA      $___________________  $__________________
                                         (Cost Basis)             (Gain)
     Complete any required replacement forms.

Agent's Signature___________________________________
Phone ______________________________________________
Agent's Name and Number_____________________________
____________________________________________________
Name and Address of Firm____________________________

____________________________________________________